EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc. Announces

Second Quarter 2015 Net Income

Dunmore, Pa., July 30, 2015—First National Community Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based First National Community Bank (the “Bank”), today reported net income for the three months ended June 30, 2015 of $0.8 million, or $0.05 per basic and diluted share. Net income for the comparable period of 2014 was $6.6 million, or $0.40 per basic and diluted share. For the six months ended June 30, 2015, net income was $4.3 million, or $0.26 per basic and diluted share, a decrease of $5.8 million compared to $10.1 million, or $0.61 per basic and diluted share, for the same six months of 2014. The decrease in quarter- and year-to-date earnings reflected non-recurring income recorded in 2014 related to two legal settlements received in the second quarter of 2014 and a gain on the sale of the Company’s retail banking operations in Monroe County in the first quarter of 2014.

Annualized return on average assets was 0.34% and 0.89%, respectively for the three and six-month periods ended June 30, 2015, compared to 2.73% and 2.09%, respectively, for the same periods of 2014. For the second quarter and year-to-date periods of 2015, annualized return on average equity was 5.89% and 15.84%, respectively, and 60.91% and 50.62%, respectively, for the comparable 2014 periods.

On June 30, 2015, pursuant to approval from both the holders of the Company’s fixed-rate subordinated notes due 2019 (the “Notes”) and the Federal Reserve Bank of Philadelphia, the Company amended the original terms of the Notes to reduce the annual interest rate from 9.00% to 4.50% effective July 1, 2015 and to accelerate a partial repayment of principal amount. On June 30, 2015, the Company repaid $11.0 million, or 44.0%, of outstanding principal. These changes equate to a savings of $1.6 million in annual interest expense related to the Notes.

Second Quarter 2015 Highlights:

●	Lowered annual interest rate on the Notes by 50.0% and made a 44.0% principal reduction payment;
●	Total deposit growth of $70.0 million, or 8.8%, from the end of 2014 and $90.3 million, or 11.6%, from the end of the first quarter of 2015; and
●	Non-interest expense decreased 20.6% comparing the six-month periods ended June 30, 2015 and 2014.

“Amending the interest rate and accelerating repayment of 44.0% of the principal on the Notes was a key strategic transaction for the Company that will improve our net interest margin and profitability going forward,” stated Steven R. Tokach, President and Chief Executive Officer. “Additionally, future non-interest expense levels should benefit from reduced insurance costs, given our improved risk profile,” concluded Mr. Tokach.

Summary Results for the Three and Six Months Ended June 30, 2015

Net interest income before credit for loan and lease losses was $6.3 million for the second quarter, and $12.6 million for the six months ended June 30, 2015 compared to $6.7 million and $13.2 million for the same periods in 2014. The decrease was primarily a result of lower interest and dividend income on securities, which reflected tax planning strategies involving the repositioning of the investment portfolio from tax-exempt securities into taxable securities and the timing of the reinvestment of sales proceeds. Partially offsetting the reduction in interest income was a $0.3 million reduction in interest expense, which was primarily due to a decrease in funding costs. The tax-equivalent net interest margin for second quarter 2015 was 2.85%, which was unchanged from the first quarter of 2015, and a decrease of 30 basis points from the prior year period. The Company anticipates an improvement in its future funding costs and tax-equivalent net interest margin as a result of the 50.0% reduction in the annual interest rate and 44.0% principal reduction of the Notes.

Non-interest income was $1.6 million and $5.0 million, respectively, for the three and six months ended June 30, 2015, compared to $5.0 million and $8.4 million, respectively, for the same periods in 2014. The decrease in second quarter and year-to-date 2015 non-interest income was primarily due to nonrecurring income recorded in the comparable periods of 2014. In the second quarter of 2014, the Company received $2.1 million in recoveries related to two legal settlements, one of which was the recovery of all past due interest, late charges and legal and other expenses as part of a settlement of previously charged-off commercial real estate loans, and the other was a recovery in connection with a previously disclosed shareholder derivative suit. In addition, net gains on the sale of securities decreased $1.4 million and $0.7 million, respectively, comparing the three and six month periods ended June 30, 2015 and 2014. Also impacting the decrease in non-interest income for the year-to-date periods, were nonrecurring income in 2014 from the legal settlements detailed above and the divestiture of retail banking operations in Monroe County.

For the three months ended June 30, 2015, non-interest expense decreased $2.3 million, or 25.5%, to $6.7 million, from $9.0 million for the same three months of 2014. On a year-to-date basis, non-interest expense decreased $3.5 million, or 20.6%, to $13.5 million in 2015 from $17.0 million in 2014. For both the three-month and year-to-date periods, the decrease resulted primarily from reductions in expenses of other real estate owned, legal expense and Federal Deposit Insurance Corporate (“FDIC”) insurance expense. With regard to the reduction in FDIC insurance, the Company was notified during the second quarter of 2015 that it was now considered in Risk Category I, the lowest risk category, for assessment purposes. Also during the second quarter of 2015, due to its improved risk profile, the Company renewed its professional liability, fidelity bond and errors and omissions insurance policies at considerably lower rates.

Asset Quality

The Company recorded net charge-offs of $1.0 million and $1.1 million, respectively, for the three and six months ended June 30, 2015, respectively, compared to net recoveries of $3.6 million and $3.7 million, respectively, for the same periods of 2014. During the second quarter of 2015, the Company recorded a partial charge-off in the amount of $0.9 million on one commercial real estate loan. The net recovery position in 2014 was due largely to the previously mentioned legal settlement. The majority of the balance of net charge-offs was recorded during the second quarter of 2015.

Total non-performing loans were $5.8 million at June 30, 2015, an increase of $0.6 million, or 11.1%, from $5.2 million at March 31, 2015, and $0.2 million, or 4.3%, from December 31, 2014. The ratio of non-performing loans to total loans was 0.84% at June 30, 2015 compared to 0.77% at March 31, 2015 and 0.82% at December 31, 2014. (At March 31, 2015, the most recent data available, the FDIC average for commercial banks with assets between $1.0 billion and $3.0 billion at March 31, 2015 was 0.91%.) The allowance for loan and lease losses as a percentage of gross loans was 1.51% at June 30, 2015, 1.63% at March 31, 2015 and 1.72% at the end of 2014. (The above described FDIC peer group average was 1.35% at March 31, 2015.)

Financial Condition

Total assets increased $57.6 million, or 5.9%, to $1.0 billion at June 30, 2015 as compared to $970.0 million at December 31, 2014. The balance sheet growth largely reflected a $36.6 million increase in cash and cash equivalents, which resulted from a $70.0 million or 8.8%, increase in total deposits, partially offset by a $14.4 million, or 14.9%, reduction in borrowed funds. Interest-bearing deposits increased $50.0 million, or 7.5% from year-end 2014 to the close of the second quarter of 2015, while non-interest bearing demand deposits grew by $20.0 million, or 16.1%. The increase in interest-bearing deposits primarily reflected the attainment of a large deposit relationship, partially offset by the planned runoff of higher-costing certificates of deposit generated through QwickRate®, a national deposit listing service. The Company experienced moderate loan demand, as loans, net of unearned income, net deferred loan fees and costs and the ALLL, increased $14.5 million, or 2.2% from December 31, 2014 to June 30, 2015. The reduction in borrowed funds reflected decreases of $3.4 million, or 5.6%, in FHLB of Pittsburgh advances and $11.0 million, or 44.0%, in the Company’s Notes.

Total shareholders’ equity increased $3.5 million, or 6.9%, to $54.9 million at June 30, 2015 from $51.4 million at December 31, 2014. The capital improvement resulted primarily from net income of $4.3 million partially offset by a $0.8 million decrease in accumulated other comprehensive income, which resulted entirely from depreciation in the fair value of available-for-sale securities offset by the tax impact of the depreciation. At June 30, 2015, the Company’s total risk-based capital and Tier I leverage ratios were 11.60% and 6.64%, respectively. The respective ratios for the Bank at June 30, 2015 were 13.82% and 9.28%. The ratios well exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. banking organizations, which became effective for the Company and the Bank on January 1, 2015.

Availability of Filings

Copies of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q will be provided upon request from: Shareholder Relations, First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. These reports, along with all of the Company’s filings with the Securities and Exchange Commission are also available on the Investor Relations page of the Company’s website, www.fncb.com/investorrelations.

About First National Community Bank:

First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Lackawanna, Luzerne, and Wayne Counties in Northeastern Pennsylvania. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

First National Community Bank

 (570) 348-6419

james.bone@fncb.com

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in the Company’s markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company’s lending risk and the adequacy of the Company’s reserves to manage those risks; the valuation of the Company’s investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company’s share price; the impact of the Company’s ability to comply with its regulatory agreements and orders; the effectiveness of the Company’s system of internal controls; the ability of the Company to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon the Company’s information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company’s filings with the SEC.

The Company cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2014.

[The Company provides tabular information as follows]

First National Community Bancorp, Inc.
Selected Financial Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2015	2015	2014	2014	2014
Per share data:
Net income (fully diluted)	$0.05	$0.21	$-	$0.20	$0.40
Cash dividends declared	$-	$-	$-	$-	$-
Book value	$3.33	$3.38	$3.12	$3.06	$2.99
Tangible book value	$3.32	$3.36	$3.10	$3.03	$2.96
Market value:
High	$6.55	$5.40	$6.65	$6.85	$6.85
Low	$5.15	$5.25	$5.60	$5.75	$5.16
Close	$6.05	$5.26	$6.00	$6.75	$6.05
Common shares outstanding	16,500,945	16,500,945	16,484,419	16,471,569	16,471,569

Selected ratios:
Annualized return on average assets	0.34%	1.45%	(0.01)%	1.38%	2.73%
Annualized return on average shareholders' equity	5.89%	26.34%	(0.24)%	26.81%	60.91%
Tier I leverage ratio	6.64%	6.57%	6.05%	6.19%	5.84%
Total risk-based captial to risk-adjusted assets	11.60%	12.96%	13.67%	13.50%	13.07%
Average shareholders' equity to average total assets	5.73%	5.52%	5.22%	5.14%	4.49%
Yield on earning assets (FTE)	3.45%	3.48%	3.56%	3.84%	3.83%
Cost of funds	0.73%	0.75%	0.79%	0.80%	0.80%
Net interest spread (FTE)	2.72%	2.73%	2.77%	3.04%	3.03%
Net interest margin (FTE)	2.85%	2.85%	2.90%	3.18%	3.15%
Total delinquent loans/total loans	1.34%	1.10%	1.21%	1.16%	1.24%
Allowance for loan and lease losses/total loans	1.51%	1.63%	1.72%	1.76%	1.82%
Non-performing loans/total loans	0.84%	0.77%	0.82%	0.82%	0.83%
Net charge-offs (recoveries)/average loans	0.14%	0.01%	0.02%	0.03%	(0.54)%

First National Community Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	June 30,
(in thousands, except share data)	2015	2014
Interest income
Interest and fees on loans	$12,947	$13,106
Interest and dividends on securities
U.S. government agencies	1,983	1,603
State and political subdivisions, tax-free	72	1,270
State and political subdivisions, taxable	123	195
Other securities	239	132
Total interest and dividends on securities	2,417	3,200
Interest on interest-bearing deposits in other banks	32	36
Total interest income	15,396	16,342
Interest expense
Interest on deposits	1,326	1,684
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	239	209
Interest on subordinated debentures	1,128	1,131
Interest on junior subordinated debentures	100	99
Total interest on borrowed funds	1,467	1,439
Total interest expense	2,793	3,123
Net interest income before provision (credit) for loan and lease losses	12,603	13,219
Provision (Credit) for loan and lease losses	(149)	(5,575)
Net interest income after provision (credit) for loan and lease losses	12,752	18,794
Non-interest income
Deposit service charges	1,419	1,436
Net gain on the sale of securities	2,298	3,048
Net gain on the sale of mortgage loans held for sale	56	166
Net loss on the sale of education loans	-	(13)
Net gain on the sale of other real estate owned	16	68
Gain on branch divestitures	-	607
Loan-related fees	196	191
Income from bank-owned life insurance	270	331
Legal settlements	184	2,127
Other	525	454
Total non-interest income	4,964	8,415
Non-interest expense
Salaries and employee benefits	6,342	6,493
Occupancy expense	1,165	1,116
Equipment expense	826	713
Advertising expense	249	244
Data processing expense	949	1,048
Regulatory assessments	508	1,123
Bank shares tax	435	351
Expense of other real estate owned	247	1,981
Legal expense	251	1,160
Professional fees	587	934
Insurance expense	400	561
Other operating expenses	1,503	1,232
Total non-interest expense	13,462	16,956
Income before income taxes	4,254	10,253
(Credit) provision for income taxes	(40)	160
Net income	$4,294	$10,093

Income per share
Basic	$0.26	$0.61
Diluted	$0.26	$0.61

Cash dividends declared per common share	$-	$-
Weighted average number of shares outstanding:
Basic	16,495,558	16,471,569
Diluted	16,495,558	15,471,992

First National Community Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except share data)	2015	2015	2014	2014	2014
Interest income
Interest and fees on loans	$6,475	$6,472	$6,671	$6,852	$6,612
Interest and dividends on securities
U.S. government agencies	1,012	971	998	893	860
State and political subdivisions, tax-free	22	50	204	409	560
State and political subdivisions, taxable	97	26	53	76	97
Other securities	82	157	66	74	76
Total interest and dividends on securities	1,213	1,204	1,321	1,452	1,593
Interest on interest-bearing deposits in other banks	11	21	27	8	13
Total interest income	7,699	7,697	8,019	8,312	8,218
Interest expense
Interest on deposits	643	683	745	751	819
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	119	120	116	125	113
Interest on subordinated debentures	565	563	575	575	568
Interest on junior subordinated debentures	51	49	87	50	50
Total interest on borrowed funds	735	732	778	750	731
Total interest expense	1,378	1,415	1,523	1,501	1,550
Net interest income before provision (credit) for loan and lease losses	6,321	6,282	6,496	6,811	6,668
Provision (Credit) for loan and lease losses	345	(494)	(240)	(54)	(4,005)
Net interest income after provision (credit) for loan and lease losses	5,976	6,776	6,736	6,865	10,673
Non-interest income
Deposit service charges	745	674	758	781	746
Net gain on the sale of securities	74	2,224	634	2,958	1,480
Net gain on the sale of mortgage loans held for sale	16	40	69	57	91
Net loss on the sale of education loans	-	-	-	-	-
Net gain on the sale of other real estate owned	11	5	106	35	39
Loan-related fees	106	90	148	101	98
Income from bank-owned life insurance	135	135	154	165	164
Legal settlements	184	-	-	-	2,127
Other	274	251	194	345	217
Total non-interest income	1,545	3,419	2,063	4,442	4,962
Non-interest expense
Salaries and employee benefits	3,203	3,139	3,302	3,316	3,093
Occupancy expense	532	633	534	438	472
Equipment expense	442	384	403	355	357
Data processing expense	501	448	532	508	526
Regulatory assessments	99	409	412	266	450
Bank shares tax	218	217	150	21	175
Expense of other real estate owned	147	100	74	514	1,818
Legal expense	88	163	371	268	513
Professional fees	286	301	327	306	484
Insurance expense	202	198	194	196	279
Other operating expenses	962	790	2,531	1,595	798
Total non-interest expense	6,680	6,782	8,830	7,783	8,965
Income before income taxes	841	3,413	(31)	3,524	6,670
Provision (Credit) for income taxes	22	(62)	-	166	90
Net income	$819	$3,475	$(31)	$3,358	$6,580

Income per share
Basic	$0.05	$0.21	$-	$0.20	$0.40
Diluted	$0.05	$0.21	$-	$0.20	$0.40

Cash dividends declared per common share	$-	$-	$-	$-	$-
Weighted average number of shares outstanding:
Basic	16,500,945	16,490,111	16,475,899	16,471,569	16,471,569
Diluted	16,500,945	16,490,111	16,475,899	16,471,569	16,471,569

First National Community Bancorp, Inc.
Consolidated Balance Sheets

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2015	2015	2014	2014	2014
Assets
Cash and cash equivalents:
Cash and due from banks	$22,443	$19,985	$22,657	$21,532	$21,429
Interest-bearing deposits in other banks	49,872	17,390	13,010	18,461	9,220
Total cash and cash equivalents	72,315	37,375	35,667	39,993	30,649
Securities available for sale at fair value	226,539	204,635	218,989	217,412	209,264
Stock in Federal Home Loan Bank of Pittsburgh at cost	2,684	3,061	2,803	4,356	4,339
Loans held for sale	138	-	603	171	424
Loans, net of net deferred costs and unearned income	683,588	672,165	670,267	678,160	670,977
Allowance for loan and lease losses	(10,328)	(10,944)	(11,520)	(11,898)	(12,175)
Net loans	673,260	661,221	658,747	666,262	658,802
Bank premises and equipment, net	11,059	11,221	11,003	11,094	11,338
Accrued interest receivable	2,174	2,118	2,075	2,158	2,272
Intangible assets	220	261	302	344	385
Bank-owned life insurance	29,087	28,952	28,817	28,663	28,498
Other real estate owned	1,740	2,369	2,255	2,617	3,182
Other assets	8,455	9,028	8,768	9,063	8,722
Total assets	$1,027,671	$960,241	$970,029	$982,133	$957,875

Liabilities
Deposits:
Demand (non-interest-bearing)	$144,075	$134,993	$124,064	$148,430	$125,578
Interest-bearing	721,293	640,118	671,272	654,766	644,660
Total deposits	865,368	775,111	795,336	803,196	770,238
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	57,771	67,612	61,194	68,786	77,378
Subordinated debentures	14,000	25,000	25,000	25,000	25,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	82,081	102,922	96,504	104,096	112,688
Accrued interest payable	11,344	10,788	10,262	10,515	9,953
Other liabilities	13,935	15,678	16,529	14,005	15,790
Total liabilities	972,728	904,499	918,631	931,812	908,669

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,626	20,626	20,605	20,589	20,589
Additional paid-in capital	61,870	61,801	61,781	61,692	61,664
Accumulated deficit	(27,832)	(28,651)	(32,126)	(32,095)	(35,453)
Accumulated other comprehensive income	279	1,966	1,138	135	2,406
Total shareholders' equity	54,943	55,742	51,398	50,321	49,206
Total liabilities and shareholders’ equity	$1,027,671	$960,241	$970,029	$982,133	$957,875

First National Community Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(dollars in thousands)	2015	2015	2014	2014	2014
Interest income
Loans:
Loans - taxable	$6,148	$6,148	$6,340	$6,524	$6,292
Loans - tax-free	495	491	501	497	485
Total loans	6,643	6,639	6,841	7,021	6,777
Securities:
Securities, taxable	1,191	1,154	1,117	1,043	1,033
Securities, tax-free	33	76	309	620	848
Total interest and dividends on securities	1,224	1,230	1,426	1,663	1,881
Interest-bearing deposits in other banks	11	21	27	8	13
Total interest income	7,878	7,890	8,294	8,692	8,671
Interest expense
Deposits	643	683	745	751	819
Borrowed funds	735	732	778	750	731
Total interest expense	1,378	1,415	1,523	1,501	1,550
Net interest income	$6,500	$6,475	$6,771	$7,191	$7,121

Average balances
Earning assets:
Loans:
Loans - taxable	$637,005	$633,731	$635,146	$635,032	$622,815
Loans - tax-free	42,225	41,125	40,477	39,849	39,465
Total loans	679,230	674,856	675,623	674,881	662,280
Securities:
Securities, taxable	211,833	194,268	196,351	177,863	174,076
Securities, tax-free	2,007	4,283	17,055	36,246	48,349
Total interest and dividends on securities	213,840	198,551	213,406	214,109	222,425
Interest-bearing deposits in other banks	18,984	34,708	43,618	15,983	20,782
Total interest-earning assets	912,054	908,115	932,647	904,973	905,487
Non-earning assets	62,254	61,476	58,826	62,582	60,607
Total assets	$974,308	$969,591	$991,473	$967,555	$966,094
Interest-bearing liabilities:
Deposits	$646,656	$658,193	$675,901	$640,394	$676,969
Borrowed funds	108,234	99,046	99,251	114,137	94,952
Total interest-bearing liabilities	754,890	757,239	775,152	754,531	771,921
Demand deposits	137,674	132,316	139,336	137,992	126,372
Other liabilities	25,964	26,525	25,278	25,337	24,470
Shareholders' equity	55,780	53,511	51,707	49,695	43,331
Total liabilities and shareholders' equity	$974,308	$969,591	$991,473	$967,555	$966,094

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.86%	3.88%	3.99%	4.11%	4.04%
Interest and fees on loans - tax-free	4.69%	4.78%	4.95%	4.99%	4.91%
Total loans	3.91%	3.94%	4.05%	4.16%	4.09%
Securities:
Securities, taxable	2.25%	2.38%	2.28%	2.35%	2.37%
Securities, tax-free	6.64%	7.10%	7.25%	6.84%	7.02%
Total interest and dividends on securities	2.29%	2.48%	2.67%	3.11%	3.38%
Interest on interest-bearing deposits in other banks	0.23%	0.24%	0.25%	0.20%	0.25%
Total earning assets	3.45%	3.48%	3.56%	3.84%	3.83%
Interest-bearing liabilities:
Interest on deposits	0.40%	0.42%	0.44%	0.47%	0.48%
Interest on borrowed funds	2.72%	2.96%	3.14%	2.63%	3.08%
Total interest-bearing liabilities	0.73%	0.75%	0.79%	0.80%	0.80%
Net interest spread	2.72%	2.73%	2.77%	3.04%	3.03%
Net interest margin	2.85%	2.85%	2.90%	3.18%	3.15%

First National Community Bancorp, Inc.
Asset Quality Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2015	2015	2014	2014	2014
At period end
Non-accural loans, including non-performing troubled debt restructured loans (TDRs)	$5,757	$5,184	$5,522	$5,539	$5,550
Loans past due 90 days or more and still accruing	-	-	-	49	-
Total non-performing loans	5,757	5,184	5,522	5,588	5,550
Other real estate owned (OREO)	1,740	2,369	2,255	2,617	3,182
Total non-performing loans and OREO	$7,497	$7,553	$7,777	$8,205	$8,732

TDRs performing in accordance with modified terms	$5,289	$5,807	$5,282	$5,326	$4,991

For the three months ended
Allowance for loan and lease losses
Beginning balance	$10,944	$11,520	$11,898	$12,175	$12,589
Loans charged-off	1,192	277	427	359	333
Recoveries of charged-off loans	231	195	289	136	3,924
Net charge-offs (recoveries)	961	82	138	223	(3,591)
Provision (credit) for loan and lease losses	345	(494)	(240)	(54)	(4,005)
Ending balance	$10,328	$10,944	$11,520	$11,898	$12,175